UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2012

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

On October 1, 2012, the company sent the following responses to shareholder’s question that the company received via facebook and email.  The Company has adopted the policy to only communicate to shareholders through written communication for the protection all parties involved.  The Company thought it would be beneficial for all shareholders to see the response even though the information has been previously disclosed.

1)	Q. What is the status of the company’s mining operations in Peru?
A.	The Company will be providing shareholders an update on its mining operations on October 8, 2012.

2)	Q. What are the Company’s financials from the sales on eBay?
A.
The Company’s policy is not to provide revenue numbers until they are audited or reviewed by our outside auditors.  The Company began selling on eBay in July 2012.  The Company’s sales are up approximately 850% from July 2012.  The Company’s sales have increased each month as follows:

August 2012:  Increase of 380%
September 2012: Increase of 224%

The Company’s goal is to reach $40,000 in sales from eBay in October 2012 and $50,000 by the end of the year.  The Company’s goal for 2013 is to obtain $100,000 in sales per month.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2012                                                                           The Graystone Company, Inc.

By: /s/ Joseph Mezey
Name: Joseph Mezey
Title: President/CFO